Exhibit 99.2

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the fees and expenses incurred by CatchMark Timber Trust, Inc. (the “Company”) in connection with the issuance and sale of 14,375,000 shares of the Company’s Class A common stock, $0.01 par value per share, other than underwriting discounts and commissions. All fees are estimates and the NYSE listing fee assumes that the underwriters exercise their option to purchase an additional 1,875,000 shares of the Company’s Class A common stock in full.

Securities and Exchange Commission registration fee	$	*
NYSE listing fee		69,000
Legal fees and expenses		275,000
Accounting fees and expenses		40,000
Printing and engraving expenses		100,000
Miscellaneous		251,000

Total		$735,000

*	On June 20, 2014, the Company filed with the Securities and Exchange Commission (the “SEC”) a “shelf” Registration Statement on Form S-3 for the registration of an unspecified number of its securities, including Class A common stock, for a maximum aggregate offering amount of $600,000,000 (the “Shelf Registration Statement”). A registration fee in the amount of $77,280 was previously paid to the SEC in connection with the initial filing of the Shelf Registration Statement.